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                                                                   EXHIBIT 10(a)

[SUTHERLAND ASBILL & BRENNAN LLP LETTERHEAD]

                   CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP

We hereby consent to the reference to our name under the caption "Legal Matters" in the Prospectus filed as part of Post-Effective Amendment No. 11 to Form N-4 (File No. 33-43053) for Merrill Lynch Life Variable Annuity Separate Account of Merrill Lynch Life Insurance Company. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                          SUTHERLAND ASBILL & BRENNAN LLP

                                          By: /s/ KIMBERLY J. SMITH
                                            ------------------------------------
                                                Kimberly J. Smith, Esq.

Washington, D.C.
April 22, 1999